EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58767, 333-26957, 333-30689, 333-30691, 333-44760, 333-44692, 333-73192, 333-101727, 333-101751, 333-109282, 333-128251 and 333-130150), and Form S-3 (Registration Nos. 33-48089, 333-42660, 333-98163, 333-109211, 333-112563 and 333-132041), of 3M Company of our report dated February 12, 2007, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in segments discussed in Notes 3 and 17 as to which the date is May 25, 2007, relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

May 25, 2007